RAM Holdings Ltd.
RAM Reinsurance Company Ltd.
46 Reid Street, Hamilton, Bermuda

RAM Holdings Ltd. Extends Exchange Offer for Series A Preference Shares

HAMILTON, Bermuda—(BUSINESS WIRE)—September 13, 2007—RAM Holdings Ltd. (Nasdaq:RAMR) (RAM) today announced that it will extend until September 28, 2007, at 5:00 P.M., New York City time, its offer to exchange up to 75,000 shares of its Series A Preference Shares, which were initially issued and sold in a private placement in December 2006, for an equal number of shares of its Series A Preference Shares which have been registered under the Securities Act of 1933, as amended.

Prior to this extension, the exchange offer expired at 5:00 P.M., New York City time, on September 12, 2007. As of 5:00 P.M., New York City time, on September 12, 2007, 70,700 shares of the unregistered Series A Preference Shares had been tendered for exchange.

Except for the extension of the expiration date, all of the other terms of the exchange offer remain as set forth in the exchange offer prospectus dated August 6, 2007.

This press release is not an offer to exchange registered Series A Preference Shares for the unregistered Series A Preference Shares or the solicitation of an offer to exchange. Any offer will be made by RAM Holdings Ltd. only by means of the exchange offer prospectus.

Any holder of the unregistered Series A Preference Shares who would like to obtain copies of the exchange offer prospectus and related documents, or who has questions regarding the exchange offer, should contact RAM Holdings’ exchange agent, The Bank of New York, at (212) 815-3003.

RAM Holdings Ltd. is a Bermuda-based holding company. Its operating subsidiary RAM Reinsurance Company Ltd. provides financial guaranty reinsurance for U.S. and international public finance and structured finance transactions.

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this news release include, among others, the completion of the exchange offer. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which could delay the consummation of the exchange offer, as well as the factors described RAM Holdings' filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein. RAM Holdings disclaims any obligation to update the forward-looking statements contained herein.

Contact: RAM Holdings Ltd., Hamilton
Vernon M. Endo, 441-298-2105
vendo@ramre.bm
or Victoria Guest, 441-298-2116
vguest@ramre.bm